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                                                           Exhibit 10.01
                                                           -------------

                              ICON HOLDINGS CORP.
                                PROMISSORY NOTE

$1,133,000                                                 New York, New York
                                                           as of August 20, 1996

     FOR VALUE RECEIVED, ICON HOLDINGS CORP., a Delaware Corporation (the "Company"), hereby promises to pay to the order of SUMMIT ASSET HOLDING L.L.C. or its assigns (the "Lender") the principal sum of One Million One Hundred Thirty-Three Thousand and 00/100 Dollars ($1,133,000.00) plus 12.5% interest per annum, from the date principal is advanced hereunder until paid in full, computed on the basis of a 360 day year consisting of twelve months of thirty days each. The principal sum hereunder shall be paid, together with accrued interest thereon, no later than August 31, 2001.

     This Promissory Note may be prepaid, in whole or in part, without penalty or premium and without the Lender's consent. Any partial prepayments on this Promissory Note shall be applied to installments of principal in reverse order of their maturity.

     The obligations of the Company on this Promissory Note exist in pari passu with the promissory notes, dated as of the date hereof, between the Company and Warrenton Capital Partners L.L.C. in the amounts of $1,200,000 (the "$1,200,000 Note") and $233,000 (the "$233,000 Note"), as and to the extent described in the ICON Holdings Corp. Shareholders Agreement dated as of the date hereof (the "Shareholders Agreement"). Any amounts received hereon by Lender not consistent with the Shareholders Agreement as it relates to this Promissory Note shall be received in trust by the Lender and promptly paid by the Lender to Warrenton Capital Partners L.L.C. In the event of insolvency, bankruptcy or liquidation of the Company, this Promissory Note shall be subordinate in right of payment to the $1,200,000 Note and senior in right of payment to the $233,000 Note to the extent that the outstanding principal balance on this Promissory Note is greater than $233,000, this note being understood that if the remaining outstanding principal balance of this note is less than or equal in priority to $233,000, it shall be equal to the $233,000 Note.

     This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York and applicable federal law.


                                        ICON Holdings Corp.

                                        By: /s/ Beaufort J.B. Clarke
                                           ------------------------------------
                                                Beaufort J.B. Clarke, President